Monday - January 7, 2013
Source: APD Antiquities, Inc./American Cordillera Mining Corporation

APD Antiquities, Inc. Announces a Corporate Name Change and Purchase of Certain Mining Assets

Spokane, Washington,--(MacReport)--January 7, 2012-- APD Antiquities, Inc. ("APD") (OTC-BB: APDQ) announced that on December 28, 2012, it acquired certain mining assets from Northern Adventures, Inc. (“NAI”) in exchange for; 1) loans and related interest owed to NAI in the respective amounts of $382,500 and $30,564, and 2) 71,500,000 shares of APD $0.001 par value restricted common stock.

As part of the transaction, APD changed its name to American Cordillera Mining Corporation (“AMCOR”) and its new trading symbol has been changed to: OTC-BB: AUAG.  The Asset Purchase Agreement within the option related to the acquisition of: 1) all right, title and interest in four existing mineral leases consisting of 154 unpatented claims and three patented claims; 2) all right, title and interest in four groups of claims totaling 83 unpatented mining claims; and 3) the transfer of all right, title and interest to an Option to Purchase certain mineral leases granted by the State of Washington covering 4,664 acres of land.

AMCOR intends to focus exploration for gold, silver and base metal deposits and mineral targets in; 1) the Coeur d’Alene Mining District of northern Idaho; 2) in the Quartz Creek Mining District of western Montana; 3) in the Seven Devils Mining District of eastern Oregon; 4) in the Kootenai ARC district in Idaho; 5) the Judith-Moccasin Mining District in central Montana; and 6) the Torodo Creek, Bodie and Republic Mining Districts in northern Washington.

Frank H. Blair, CPG, AMCOR’s newly appointed President and CEO, stated, “AMCOR’s strategy is to explore for gold, silver and base metal deposits primarily in the Coeur d’Alene Mining District, a world class mining district, and other historically significant mining districts by conducting its own exploration and then seek other companies who will potentially earn working interest in AMCOR’s properties and leases by contributing cash and participating as a joint venture partner.”  Blair also stated that, “Revival of operations in some older districts can be easily justified on the basis of increases in prices of metals in the last decade.”

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock or any other securities of AMERICAN CORDILLERA MINING CORPORATION and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, capital expenditures, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

More information about AMERICAN CORDILLERA MINING CORPORATION contact:

Frank Blair

CEO

(509) 744-8590

info@amcormining.com

Tim Kuh

Investor Relations

(509) 744-8590

info@amcormining.com